Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                   ----------

                                  INITIO, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Nevada                                                      22-1906744
--------------------------------------------------------------------------------
(State or other jurisdiction                                    (I.R.S. Employer
  of incorporation)                                              Identification
                                                                 Number)

 2500 Arrowhead Drive, Carson City, Nevada                            89706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                             1996 Stock Option Plan
                             -----------------------
                            (Full Title of the Plans)

                            Arnold N. Bressler, Esq.
                      Milberg Weiss Bershad Hynes & Lerach
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
                      -------------------------------------
                     (Name and address of agent for service)

                                 (212) 594-5300
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

Approximate  date of  commencement  of proposed  sale to the public:
As Soon As Practicable After Registration Statement Becomes Effective.

                               Page 1 of 19 Pages

                        Exhibit Index Begins on Page II-5

                  (Facing Page Continued on the Following Page)


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                          (Continuation of Facing Page)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                        Proposed      Proposed
 Title of                                Maximum       Maximum
Securities                Amount        Offering      Aggregate      Amount of
  to be                   to be         Price Per     Offering      Registration
Registered              Registered      Share(1)      Price(2)           Fee
--------------------------------------------------------------------------------

Common Shares,
par value $.01
per share                500,000        $2.68(2)     $1,340,000        $353.76


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).

(2) Based upon the average of the high and low prices of common shares on the Nasdaq on April 12, 2000.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Commission (File No. 0-9848) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

      a. The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1999.

      b. The Company's reports on Form 10-QSB for the quarters ending July 31, 1999, October 31, 1999 and January 31, 2000.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interest of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Officers and Directors.

      The Company's Certificate of Incorporation permits the Company to indemnify its officers, directors and employees for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Company's Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Company. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit
Number                                               Description
------                                               -----------

10(a)       1996 Stock Option Plan.

23          Consent of Arthur Andersen LLP

Item 9. Undertakings.

(1)   The undersigned Registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
      (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, State of New Jersey, on this 14th day of April, 2000.

                                                          INITIO, INC.

                                                          By: /s/ Martin Fox
                                                              --------------
                                                                  Martin Fox
                                                                  President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: April 14, 2000                                         /s/ Martin Fox
                                                             -------------------
                                                                 Martin Fox,
                                                          President and Director

Date: April 14, 2000                                    /s/ Daniel A. DeStefano
                                                        -----------------------
                                                           Daniel A. DeStefano,
                                                          Chairman of the Board
                                                               and Director

Date:
                                                        ________________________
                                                            James J. Holzinger
                                                                 Director

Date: April 14, 2000                                       /s/ Robert Lerman
                                                           -----------------
                                                               Robert Lerman
                                                                 Director

Date: , 2000
                                                        ________________________
                                                                Paul Lerman
                                                                 Director

                                  EXHIBIT INDEX

           Exhibit                                                      Page
            Number                       Document                      Number
            ------                       --------                      ------

            10(a)           1996 Stock Option Plan                       9

            23              Consent of Arthur Andersen & LLP            18